SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Eagle Core Equity Fund
Security: Wells Fargo Co.
Date of Purchase: 05/08/2009
Amount of Purchase: $4,400,000.00
Purchase price: $22.00
Purchased from: JP Morgan
Affiliated Underwriter: Raymond James Financial

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: CitiGroup Inc.
Date of Purchase: 01/23/2009
Amount of Purchase: $5,500,000.00
Purchase price: $99.806
Purchased from: CitiGroup
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Fannie Mae
Date of Purchase: 02/26/2009
Amount of Purchase: $11,400,000.00
Purchase price: $99.897
Purchased from: JP Morgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Pfizer, Inc.
Date of Purchase: 03/17/2009
Amount of Purchase: $2,775,000.00
Purchase price: $99.899
Purchased from: JP Morgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Republic of Peru
Date of Purchase: 03/25/2009
Amount of Purchase: $1,130,000.00
Purchase price: $99.50
Purchased from: JP Morgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Florida Gas Transmission
Date of Purchase: 04/29/2009
Amount of Purchase: $1,400,000.00
Purchase price: $99.899
Purchased from: Banc of America
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Capital One Bank USA NA
Date of Purchase: 06/18/2009
Amount of Purchase: $1,400,000.00
Purchase price: $99.899
Purchased from: Smith Barney
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: American Electric Power Inc.
Date of Purchase: 04/01/2009
Amount of Purchase: $411,845.00
Purchase price: $24.50
Purchased from: Credit Suisse, KeyBanc Capital Markets
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Ford Motor Co.
Date of Purchase: 05/12/2009
Amount of Purchase: $797,572.50
Purchase price: $4.75
Purchased from: CitiGroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Regions Financial Corp.
Date of Purchase: 05/20/2009
Amount of Purchase: $845,240.00
Purchase price: $4.00
Purchased from: JP Morgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Suntrust Banks Inc.
Date of Purchase: 06/01/2009
Amount of Purchase: $295,880.00
Purchase price: $13.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Transatlantic Holdings Inc.
Date of Purchase: 06/05/2009
Amount of Purchase: $292,220.00
Purchase price: $38.00
Purchased from: JP Morgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Vulcan Materials Co.
Date of Purchase: 06/11/2009
Amount of Purchase: $171,790.00
Purchase price: $41.00
Purchased from: Merrill Lynch Capital Services Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Lincoln National Corp. Inc.
Date of Purchase: 06/16/2009
Amount of Purchase: $130,950.00
Purchase price: $15.00
Purchased from: Merrill Lynch Capital Services Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Short Duration Bond Fund
Security: CitiGroup, Inc.
Date of Purchase: 01/23/2009
Amount of Purchase: $5,800,000.00
Purchase price: $99.806
Purchased from: CitiGroup Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Short Duration Bond Fund
Security: Verizon Wireless
Date of Purchase: 01/30/2009
Amount of Purchase: $1,475,000.00
Purchase price: $99.357
Purchased from: CitiGroup
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Short Duration Bond Fund
Security: Fannie Mae
Date of Purchase: 02/26/2009
Amount of Purchase: $15,400,000.00
Purchase price: $99.897
Purchased from: JP Morgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Short Duration Bond Fund
Security: Wal-Mart Stores Inc.
Date of Purchase: 05/14/2009
Amount of Purchase: $2,000,000.00
Purchase price: $99.987
Purchased from: Barclays
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Short Duration Bond Fund
Security: Verizon Wireless Capital
Date of Purchase: 05/19/2009
Amount of Purchase: $3,625,000.00
Purchase price: $99.922
Purchased from: Smith Barney
Affiliated Underwriter: Goldman Sachs & Co.

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.